As filed with the Securities and Exchange Commission on November 28, 2011

Registration No. 333-161925

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
 REGISTRATION STATEMENT ON
FORM S-8
UNDER
THE SECURITIES ACT OF 1933

CENVEO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250533 (I.R.S. Employer Identification No.)

One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Nashua Corporation Employees’ Savings Plan

 (Full Title of the Plan)

Ian R. Scheinmann
Senior Vice President, Legal Affairs
Cenveo, Inc.
One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(203) 595-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE

Cenveo, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), originally registered for issuance pursuant to or purchasable under the employee benefit plan identified above (the “Legacy Plan”), which had been assumed by the Registrant in connection with its acquisition of Nashua Corporation.  A total of 557,889 shares of Common Stock were registered for issuance under a registration statement on Form S-8 filed in respect of the Legacy Plan on September 15, 2009 (File No. 333-161925).

On June 18,  2010, the Company merged the Legacy Plan with and into the Cenveo 401(k) Savings and Retirement Plan (the “Cenveo 401(k) Plan”).  As a result of such merger, none of the 38,811 shares being deregistered hereunder relating to the Legacy Plan (the “Carryover Shares”) may be issued or purchased under the Legacy Plan; such shares may be issued or purchased only under the Cenveo 401(k) Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, the Company is filing a Registration Statement on Form S-8 to register the Carryover Shares under the Cenveo 401(k) Plan.  The Registrant is filing this Post-Effective Amendment No. 1 to deregister the Carryover Shares from the Legacy Plan and transfer those shares to the Registration Statement filed with respect to the Cenveo
401(k) Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut.

Dated:   November 28, 2011
CENVEO, INC.

By:  /s/  Mark S. Hiltwein
       Name: Mark S. Hiltwein
       Title: Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 28, 2011
Robert G. Burton, Sr.

/s/ Mark S. Hiltwein	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 28, 2011
Mark S. Hiltwein

*	Director	November 28, 2011
Gerald S. Armstrong

*	Director	November 28, 2011
Leonard C. Green

*	Director	November 28, 2011
Mark J. Griffin

*	Director	November 28, 2011
Robert B. Obernier

* By power of attorney:

/s/ Ian R. Scheinmann
Ian R. Scheinmann, Attorney-in-fact